Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-68801, No.333-62767, No. 333-85556, No.
333-07409, and No. 333-13887) and in the Registration Statements on Form S-3 (No. 333-63991, No. 333-11391, No. 333-23317 and No. 333-63891) of Oryx
Technology Corp. of our report dated May 28, 2004 relating to the financial statements, which appears in this Form 10-KSB.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
May 28, 2004